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                                                                    EXHIBIT 99.2
[SEALY LOGO]
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SEALY, INC.
1228 Euclid Avenue - 10th Floor - Cleveland, Ohio 44115-1886 - 216/522-1310 -
Fax 216/522-1366 or 216/522-0602

FOR IMMEDIATE RELEASE                       FOR INFORMATION, CONTACT:
                                            Ronald Stolle at Sealy, Inc.
                                            216/522-1310, ext. 2690




           SEALY ISSUES CONSENT SOLICITATION AND REPORTS 1996 RESULTS NOTEHOLDER CONSENT SOUGHT FOR EQUITY DIVIDEND PAYMENT & BANK REFINANCING

CLEVELAND, OHIO, JANUARY 24, 1997 - Sealy Corporation, the largest manufacturer of bedding in North America, is soliciting the consent of registered holders (as of the close of business on January 3, 1997) of its 9-1/2% Senior Subordinated Notes due 2003 to a proposed waiver and amendments to those Notes and related Indenture (dated May 7, 1993) between the Company and Mellon Bank, F.S.B., as successor trustee.

     The consent of registered holders of a majority of the Notes, in aggregate principal amount, is being requested to effect the proposed waiver and amendments, which would:

- Waive the restriction on the proposed payment of a special dividend (subject to Board approval) of up to $100 million to qualifying equity security holders of the Company.

- Clarify provisions in the Indenture regarding the structure of certain permitted debt, without changing the amount or priority of such debt (the "Clarifying Amendment").

- Increase the applicable interest rate on the Notes from 9-1/2% to 9-3/4% per annum, with a provision for a subsequent reduction to 9-1/2% if certain financial tests are met.

     Sealy will make a $10 cash consent payment to registered holders for each $1,000 in principal amount of Notes for which a timely consent is received and not revoked prior to expiration of the solicitation. The solicitation is set to expire at 5:00 p.m. (Eastern Standard Time) on Friday, February 7, 1997.


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SEALY SOLICITS NOTEHOLDER CONSENT AND REPORTS 1996 RESULTS - - PG. 2

     Noteholders who do not consent to the proposed waiver and amendments will be ineligible to receive the cash consent payment even though the waiver and amendments, if approved, will be binding on them. The cash consent payment and the waiver and amendments (other than the Clarifying Amendment) are contingent upon the Company entering into a new senior secured bank financing facility (with terms acceptable to Sealy), prior to June 30, 1997, to provide for up to $275 million in revolving credit borrowings.

     Proceeds of the new credit facility (which the Company expects to have finalized by the end of February) will be used to refinance the Company's outstanding indebtedness under its current secured credit facility, to fund the proposed dividend payment and for general corporate purposes, including working capital requirements. There can be no assurance as to the success of the solicitation, or as to the success, timing or terms of any new credit facility.

     In 1993, an investor group led by the Zell/Chilmark Fund purchased a 93.6% equity interest in Sealy. Ronald L. Jones, Sealy's president and chief executive officer, said, "Sealy's capital structure and its equity value have both improved since that time. With this in mind, Sealy management believes this may be an appropriate time to provide a return to our equity investors. Our strategic goals of generating strong cash flow and reducing debt are unchanged."

     Sealy will remain a well-capitalized company and Zell/Chilmark will continue to be a significant investor following the transaction, which is still subject to final Board approval.

     Requests for Consent Solicitation Documents should be directed to MacKenzie Partners, Inc., Information Agent for the solicitation, at 800/322-2885 or 212/929-5500 where collect calls will be accepted. Noteholder requests for information regarding the terms should be directed to NationsBanc Capital Markets, Inc., the Solicitation Agent at 800/310-9413. Consent Solicitation forms are to be forwarded to the Depositary, Mellon Bank, F.S.B., for tallying at 1660 W. 2nd Street, Suite 920, Cleveland, Ohio 44113.

     THIS ANNOUNCEMENT is FOR INFORMATIONAL PURPOSES ONLY. THE CONSENT SOLICITATION IS BEING CONDUCTED ONLY PURSUANT TO THE OFFICIAL CONSENT SOLICITATION STATEMENT AND RELATED DOCUMENTS.


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SEALY SOLICITS NOTEHOLDER CONSENT AND REPORTS 1996 RESULTS -- PG. 3

1996 RESULTS INCLUDE SALES INCREASE OF 6.7%, BUT SHOW NET LOSS DUE TO
DIVESTITURE

     In conjunction with the noteholder consent solicitation, Sealy Corporation also reported financial highlights of its 1996 fiscal year. Net sales reached $697.6 million for the twelve months ended December 1, 1996, an increase of 6.7 percent over the $653.9 million reported in 1995.

     For 1996, the Company recorded Adjusted EBITDA of $96.7 million, an increase of 13.8 percent over 1995. Adjusted EBITDA reflects adjustments to EBITDA for charges from the January 16, 1997, divestiture of Woodstuff Manufacturing, Inc., a wholly owned wood bedroom furniture subsidiary doing business as Samuel Lawrence, and for a non-cash compensation program, all as more fully set forth in the footnotes to the Selected Consolidated Financial and Other Data table which is included herewith.

     The Company's ability to generate significant cash flow in 1996 enabled it to lower its average debt levels and reduce interest expense throughout the year.

     As previously announced, 1996 results were impacted by a charge to net income of $17.6 million due primarily to the write-off of goodwill, and to taxes arising from the divestiture of Samuel Lawrence. Sealy recorded a net loss for the year of $506,000.

     "Nineteen ninety-six was a good year for Sealy overall and should not be diminished by the accounting treatment for the sale of Samuel Lawrence," Jones said. "We strengthened our position of market leadership in bedding as sales growth outpaced the industry through both increased unit volume and broader distribution. In terms of product innovation, the Company introduced a luxurious, top-of-the-line Stearns & Foster(R) 'anniversary' bed and an upscale Sealy Posturepedic Crown Jewel(R) brand line, as well as a number of product upgrades and line extensions. Additionally, we sharpened our focus on dealer relationships."

     The Company also continued its international expansion during 1996 with the successful start-up of its Mexican manufacturing and marketing operation in Toluca, near Mexico City.

     Capital expenditures in 1996 were $12.0 million versus $11.8 million in 1995. Jones said that capital expenditures were largely related to the Mexican start-up and to investments in the development of new management information systems to improve efficiencies, reduce costs and enhance customer service.


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SEALY SOLICITS NOTEHOLDER CONSENT AND REPORTS 1996 RESULTS -- PG. 4

        Sealy Corporation is the largest manufacturer of bedding in North America. Through its subsidiaries, Sealy operates in the United States, Canada, Puerto Rico and Mexico, and has licensees worldwide. The Company produces and sells a complete line of mattresses and box springs, including those under the Sealy(R), Sealy Posturepedic(R), Sealy Posturepedic Crown Jewel(R) and
Stearns & Foster(R) brand names.



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NOTE: Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to, general business and economic conditions, successful implementation of overseas expansion, competitive factors, pricing, and fluctuation in demand. Please refer to the Company's Securities and Exchange Commission filings for further information.

ALSO NOTE: Selected Consolidated Financial and Other Data for l996 and l995 follow.

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                                SEALY CORPORATION
                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
           FOR THE YEARS ENDED DECEMBER 1, 1996 AND NOVEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)
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                                           FOR THE YEAR ENDED        FOR THE YEAR ENDED
INCOME STATEMENT DATA:                      DECEMBER 1, 1996          NOVEMBER 30,1995
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
Net sales                                       $ 697,638                 $ 653,942

Costs and expenses                                656,324                   624,160
Performance Share Plan expense                      4,779                   (13,260)
Loss on sale of Samuel Lawrence                    11,762                         0
                                                ---------                 ---------

Income before income tax                           24,773                    43,042
Provision for income tax                           25,279                    23,572
                                                ---------                 ---------

Net (loss)/income                                    (506)                   19,470

OTHER DATA:
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Depreciation and amortization of
  intangibles                                    $ 26,631                $  24,200
EBITDA (a)                                         80,201                   98,260
Adjusted EBITDA (a)                                96,742                   85,000
Capital expenditures                               12,045                   11,804
Interest expense, net                              28,797                   31,018
Ratio of EBITDA to interest expense, net              2.8                      3.2
Ratio of adjusted EBITDA
  to interest expense, net                            3.4                      2.7
Ratio of total debt to EBITDA                         3.6                      2.9
Ratio of total debt to adjusted EBITDA                3.0                      3.4

BALANCE SHEET DATA:                       As OF DECEMBER 1, 1996  As OF NOVEMBER 30, 1995
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Total assets                                    $ 740,592                $ 776,181
Long-term obligations                             269,507                  269,449
Total debt                                        288,127                  286,937
Stockholders' equity                              292,998                  330,881
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
(a) EBITDA is calculated by adding interest expense, net, income taxes and depreciation and amortization of intangibles to net income/(loss). EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and incur debt. EBITDA does not represent net income or cash flows from operations as those terms are defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA is calculated by adding Performance Share Plan expense and Loss on sale of Samuel Lawrence to
EBITDA. Neither EBITDA nor Adjusted EBITDA necessarily coincides with the definitions contained in the Indenture governing the Notes.

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